Exhibit 32.1

         Certification of Officers Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, in connection with the Quarterly Report on Form 10-Q of Greater Community Bancorp (the "Company") for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Chief Executive Officer and Treasurer/Chief Financial Officer of the Company, certifies, to the best knowledge and belief of the signatory, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.



Date:  August 9, 2004

/s/ Anthony M. Bruno, Jr.
------------------------
Anthony M. Bruno, Jr.
Chief Executive Officer



Date:  August 9, 2004

/s/ Naqi A. Naqvi
------------------------
Naqi A. Naqvi
Senior Vice President, Treasurer and Chief Financial Officer

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